L. VAN STILLMAN, P.A.
ATTORNEY-AT-LAW                         1177 GEORGE BUSH BOULEVARD, SUITE 308
                                             Delray Beach, Florida 33483
                                                TELEPHONE (561) 330-9903
L. VAN STILLMAN                                 FACSIMILE (561) 330-9116
ADMITTED IN FLORIDA AND PENNSYLVANIA            E-MAIL VAN@STILLMAN.NET
                                                       ----------------


                              September 5, 2001




Phoenix International Industries, Inc.
1750 Osceola Drive
West Palm Beach,  Florida  33409

RE:      PHOENIX INTERNATIONAL INDUSTRIES, INC.
         REGISTRATION STATEMENT S-3 (FILE NO. [                        ])

Gentlemen:

         At your request, I have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Phoenix International Industries, Inc. (the "Company"), a Florida corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 130,250,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") to be sold by certain selling shareholders of the Company, as identified in the Registration Statement.

         As your corporate counsel, and in connection with the preparation of this opinion, I have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock, as I deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is my opinion that the shares of Common Stock to be sold by the selling shareholders will, when sold, be legally issued, fully paid, and nonassessable and that the Company has the power, and has properly issued the Shares.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                            Very truly yours,
                                            LAW OFFICE OF L. VAN STILLMAN, P.A.



                                             /s/ L. Van Stillman
                                            L. Van Stillman, Esq.

LVS:kni


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